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                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                         CAPACITY RIGHT OF USE AGREEMENT

THIS AGREEMENT, dated as of the 8th day of October 1999, is among FLAG ATLANTIC LIMITED, a company organised under the laws of Bermuda and having its principal office at The Emporium Building, 69 Front Street, 4th Floor, Hamilton, Bermuda, FLAG ATLANTIC USA LIMITED, a company organised under the laws of Delaware, USA and having its principal office at 570 Lexington Avenue, 38th Floor, New York, NY 10022, USA, (together hereinafter referred to as "FA-1") and GTE GLOBAL NETWORKS INCORPORATED ("GTE"), a Delaware corporation having its principle office 3 Van de Graaff Drive, Burlington, Massachusetts 01803, USA.

                                   WITNESSETH:

WHEREAS, except as set out below, FLAG Atlantic Limited is constructing and will directly and/or indirectly own, operate and maintain a fiberoptic cable system to be known as FLAG Atlantic-1 as more fully described in Schedule 1 (the "System"); and

WHEREAS, FLAG Atlantic USA Limited is constructing and will own all that part of the System that is within the territory (including the territorial waters) of the United States of America; and

WHEREAS, the System is currently scheduled to go into service in stages with the initial stage, as more particularly described in Schedule 1, ("Initial Stage") currently scheduled to go into service on or about 31 March 2001 ("Scheduled Initial RFS Date"); and

WHEREAS, GTE desires to acquire from FA-1, and FA-1 is willing to provide to GTE, an indefeasible right of use ("IRU") (except as otherwise provided herein) in the capacity on the System as set out in Schedule 2A or 2B, as applicable (the "Capacity"); and

WHEREAS, FA-1 and GTE (the "Parties") desire to define the terms and conditions under which the Capacity will be acquired by GTE.

NOW, THEREFORE, the Parties hereby agree as follows:

1.       PURCHASE OF CAPACITY

1.1 Individual units of Capacity as set out in Schedule 2A or 2B, as applicable, (each a "Unit") shall be available for activation in tranches (each a "Tranche") pursuant to the delivery schedule set out in Schedule 6A or 6B, as applicable. GTE agrees to acquire the IRU (except as otherwise provided herein) in the Capacity in Tranche 1 and has the option to acquire the IRU (except as otherwise provided herein) in the Capacity in Tranches 2, 3, 4 and (if applicable) 5 for the purchase price set forth in Schedule 2A or 2B, as applicable (the "Purchase Price"), subject to the terms and conditions of this Agreement. GTE may exercise its option to acquire the Capacity in Tranches 2, 3, 4 and (if applicable) 5 by notice to FA-1 ***. GTE shall by the earlier of ***

--------------------

Confidential Treatment has been requested with respect to the portions of this agreement marked with three asterisks (***) and the redacted material has been filed separately with the Securities and Exchange Commission.

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         notify FA-1 whether Schedule 2A or 2B shall apply to this Agreement
         (and if GTE fails to give such notice by the required date Schedule 2A shall apply). If Schedule 2A applies then Schedule 6A shall apply and if Schedule 2B applies then Schedule 6B shall apply.

1.2      FA-1 shall notify GTE of the actual date upon which the Initial
         Stage of the System is able to carry commercial traffic ("Initial
         RFS Date"). Subject to the foregoing, when GTE wishes to activate one or more units of Capacity as set out in Schedule 2A or 2B, as applicable, (each a "Unit") it shall provide FA-1 with a notice ("Activation Notice") indicating the number of Units of Capacity that GTE wishes to activate ("Requested Capacity") and a proposed activation date for each Unit of Capacity. An Activation Notice for Units of Capacity in a Tranche shall not be valid unless GTE has activated all the Capacity within the previous Tranche.

1.3      ***

1.4      FA-1 shall:

         1.4.1 Provide to GTE the circuit designations within one day after receipt of an Activation Notice from GTE; and

         1.4.2 Provision the Requested Capacity within *** days (*** days in the case of the initial Requested Capacity to be activated following the Initial RFS Date) after receipt of an Activation Notice for such Requested Capacity in accordance with the standards described in Schedule 7.

1.5 Subject to GTE paying the Purchase Price in accordance with the terms of this Agreement, GTE shall have the right, subject to the terms of this Agreement, to use such Requested Capacity from the date provisioned under clause 1.4.2 until the System is decommissioned.

1.6 GTE shall be entitled to collocation pursuant to a collocation agreement to be negotiated between the Parties within 90 days of the execution of this Agreement, based on the principles set out in
         Schedule 4.

1.7 Nothing set forth in this Agreement shall require GTE to use purchased Capacity for transport of communications until such time as (a) GTE, in its sole discretion, determines to use such purchased Capacity, and (b) GTE has obtained all necessary approvals to use such purchased Capacity.

1.8 GTE shall have an ownership interest in the Capacity as provided herein but GTE shall have no legal title or ownership in the physical assets of the System itself, including any proceeds from the disposition of the System.

1.9 In the event that (i) after using commercially reasonable efforts, FA-1 does not have the underlying rights to grant an IRU in portions of the System located in France, England and between France and England and/or
         (ii) if any jurisdiction in which the System is located does not currently recognize or does not recognize in the future the conveyance of communications facilities on an IRU basis and/or (iii) FA-1 chooses not to obtain an IRU on the portion of the System located in England that FLAG Atlantic Limited or a subsidiary will not own outright, then as to the Capacity on such portions of the System or within such jurisdiction(s) only, this Agreement shall be considered an agreement for a lease of such Capacity ("Lease").

1.10 In the event that this Agreement is to be treated as a Lease for any portion of the Capacity, then as to such portion only, the terms "purchase" and any variations thereon shall mean "lease" or the appropriate variation thereof, and the terms "indefeasible right of use" and "IRU" shall mean "Lease." Any other terms and conditions of this Agreement also shall be deemed modified only

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         to the extent necessary to be consistent with the grant of a lease to
         GTE. All other terms and conditions of this Agreement shall remain unchanged and fully valid and enforceable.

2.       PAYMENTS

2.1 GTE shall pay to FA-1 the Purchase Price for Capacity to be acquired pursuant hereto as follows (and all such payments shall be non-refundable except as otherwise provided in clause 4):

         2.1.1 GTE shall pay to FA-1 the Purchase Price for Capacity in Tranche 1 pursuant to the payment schedule set out in Schedule 3.

         2.1.2 If GTE exercises its option in clause 1.1 to acquire Capacity in Tranche 2, 3, 4 or (if applicable) 5 it shall pay *** of the Purchase Price specified for the Capacity in that Tranche on notice to FA-1 of the exercise of its option, with the remaining *** of the Purchase Price being payable when such Capacity has passed the bringing-into-service tests specified in Schedule 7.

2.2 GTE shall pay to FA-1 such amounts for the operation and maintenance of the System as are set forth in, or determined pursuant to, Schedule 5 ("O&M Payments").

2.3 FA-1 shall render to GTE invoices for amounts payable pursuant to this Agreement. Invoices for the Purchase Price shall be rendered in accordance with clause 2.1. Invoices for O&M Payments shall be rendered pursuant to Schedule 5. All invoices shall be due and payable within 30 days after receipt by GTE.

2.4 If GTE disputes any invoiced amount for O&M payments in good faith, GTE must provide to FA-1, on or before the due date of the invoice, reasonable notice and a detailed explanation of the basis of the dispute, and pay any undisputed amount in accordance with this Agreement. *** The parties will make a good faith effort to resolve all billing disputes as expeditiously as possible.

2.5 FA-1 shall maintain complete and accurate records of all amounts billable to and payments made by GTE under this Agreement and in accordance with generally accepted accounting principles. FA-1 shall retain and preserve such records in accordance with FA-1's standard record-retention practices during the term of this Agreement and for a period of three years after expiration or termination of this Agreement. FA-1 will provide GTE at GTE's request, reasonable supporting documentation concerning any invoice amount to GTE ***.

2.6 Any amount payable pursuant to this Agreement which is not paid when due shall accrue interest at the annual rate of *** above the U.S. Dollar LIBOR for one month as quoted in THE WALL STREET JOURNAL on the first business day of the month in which the payment is due or the maximum rate permitted under the laws of the State of New York, USA, whichever is less. All such default interest shall accrue from the day following the date payment of the relevant amount was due until it is paid in full and shall accrue both before and after judgement. Such interest shall be payable on demand. ***

2.7 All amounts payable by GTE pursuant hereto shall be paid in full in U.S. dollars by wire transfer, free and clear of all bank or transfer charges to such account(s) as FA-1 may by notice to GTE designate without reduction for any deduction or withholding for or on account of any tax, duty or other charge of whatever nature imposed by any taxing authority in lieu of a direct tax on FA-1 in connection with its income. If GTE is required by law to make any deduction or withholding from any payment hereunder, GTE shall pay such additional amount to FA-1 so that after such deduction or withholding the net amount received by FA-1 will be not less than the

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         amount FA-1 would have received had such deduction or withholding not been required. GTE shall make the required deduction or withholding, shall pay the amount so deducted or withheld to the relevant governmental authority and shall promptly provide FA-1 with evidence of such payment.

2.8 In the case of payments of the Purchase Price, until the Initial RFS Date there shall be such controls over the account(s) designated by FA-1 pursuant to clause 2.7 so as to ensure that payments of the Purchase Price may only be used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. Any interest arising from amounts held in the account(s) shall accrue for the benefit of FA-1.

2.9 GTE's obligation to pay the Purchase Price and other amounts shall not be subject to any rights of set-off, counterclaim, deduction, defence or other right which GTE may have against FA-1 or any other party under this Agreement or otherwise.

3.       TAXES

         Save as the context requires or as otherwise stated herein all references to payments made in this Agreement are references to such payments exclusive of all applicable sales and use taxes, gross turnover taxes, value added taxes, or other similar turnover or sales based taxes, excise taxes, duties and levies chargeable under applicable law in respect of the supply for which the payment is or is deemed to be consideration. Where applicable, such taxes shall be added to the invoice and shall be paid to FA-1 at the same time as the relevant invoice is settled in accordance with clause 2. FA-1 shall be solely responsible for payment of taxes on its income and, except as provided in clause 2.7, for withholding taxes, including, but not limited to, social security and payroll taxes for its employees. GTE shall be solely responsible for payment of taxes on its income and for withholding taxes, including, but not limited to, social security and payroll taxes for its employees. Neither Party shall have any liability for such taxes which are to be borne by the other Party. Each Party indemnifies the other Parties and their respective affiliates for all claims, losses, penalties, interest, attorney's fees, and costs and expenses, including litigation costs, arising from any failure to make timely payment of such taxes, duties, and fees such Party is required to pay under this Agreement. Each Party shall co-operate in any effort by any other Party to contest application or payment or to seek refunds of any such taxes, duties, and levies.

4        DEFAULT AND TERMINATION

4.1 In the event that GTE shall have failed to pay any portion of the Purchase Price for Capacity in Tranche 1 for more than *** days after its due date, then FA-1 may deactivate all then activated Capacity (and refuse to activate any additional Capacity) until GTE has paid in full all amounts overdue together with applicable default interest provided that prior to such deactivation, FA-1 shall notify GTE in writing of its concern regarding the overdue payment and shall provide GTE with an opportunity to discuss this matter with FA-1 in order to reach an amicable solution to the issue of non-payment and avoid deactivation.
         ***

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4.2      If such  default in payment of any portion of the Purchase  Price for
         Capacity in Tranche 1 continues for a further period of *** days FA-1 may in its discretion by notice to GTE, either:

         4.2.1 require GTE forthwith to pay the unpaid balance of the Purchase Price for Capacity in Tranche 1; or

         4.2.2 terminate this Agreement and relieve GTE of its obligation to pay any portion of the Purchase Price which has not yet become due and its right to acquire Capacity pursuant hereto.

         Neither such termination of this Agreement nor the exercise by FA-1 of such remedy shall relieve GTE of its obligation to pay amounts already due hereunder plus default interest thereon.

4.3 In the event that GTE shall have failed to pay any amount (including O&M Payments) payable by GTE pursuant hereto (and not being disputed in good faith) for more than *** days after its due date, then GTE shall not be entitled to activate any additional Capacity or to exercise its option to acquire any additional Capacity in Tranche 2, 3, 4 or (if applicable) 5 pursuant to clause 1.1 until GTE has paid in full all amounts overdue together with applicable default interest. If such failure continues for a further *** days, FA-1 shall be entitled to refrain from performing any services for GTE required by this Agreement and to deny GTE the right of access to collocated spaces until GTE has paid in full all amounts overdue together with applicable default interest.

4.4 FA-1 reserves the right to temporarily or permanently deactivate all then activated Capacity (and refuse to activate any additional Capacity) and/or to disconnect GTE's equipment from the System in the event GTE's use of the System may result in material damage or disruption to the System provided that where practicable FA-1 shall notify GTE prior to such deactivation or disconnection and shall provide GTE with an opportunity to discuss this matter with FA-1 in order to reach a solution to avoid deactivation or disconnection.

4.5 Except as provided herein, GTE shall have no right to terminate or cancel this Agreement for any reason whatsoever. If the Initial RFS Date has not occurred within *** months after the Scheduled Initial RFS Date *** GTE may by two months written notice terminate its purchase of the Capacity. GTE shall have no obligation to make any further payments under this Agreement following such termination and FA-1 shall within 60 days of such termination refund to GTE any portion of the Purchase Price already paid by GTE to FA-1 which has not been used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. Subject to clause 20.1, the foregoing shall be the limit of GTE's rights for delays to the Initial RFS Date.

5.       OPERATION AND MAINTENANCE

5.1 FA-1 shall be responsible for the operation and maintenance of the System including arranging for the repair of the System in the event of any fault. FA-1 shall use reasonable commercial efforts to operate and maintain the System in accordance with acceptable industry standards and by reference to Schedule 7, provided that except in the case of FA-1's gross negligence or wilful misconduct FA-1 shall not be liable to GTE for any loss or damage sustained by reason of any failure in or breakdown of the facilities constituting the System or any interruption of GTE's use of the Capacity, regardless of the cause of such failure, breakdown or interruption, and regardless of how long it shall last. GTE's sole responsibility with regard to operation and maintenance of the System shall be to make the O&M Payments as and when they become due pursuant to this Agreement.

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5.2      FA-1 shall promulgate procedures for the maintenance, use and operation of the System according to standards generally accepted in the ocean cable industry meeting the standards of Schedule 7 and shall provide
         GTE with a copy thereof. FA-1 may, from time to time, amend such procedures and shall provide GTE with a copy of each amendment.

6.       RESTORATION

         FA-1 shall provide restoration on the System as set forth in Schedule
         1. If such restoration is not sufficient for GTE, then GTE shall be responsible for making its own restoration arrangements for Capacity which is then activated.

7.       SYSTEM ENHANCEMENTS, UPGRADES AND ADDITIONAL CAPACITY

7.1 FA-1 reserves the right to further upgrade the capacity of the System and to make any enhancements to the System from time to time. FA-1 shall provide at least 45 days advance notice for System upgrades or enhancements. FA-1 shall use reasonable efforts to minimise the interruption, interference or impairment of the System caused by the implementation of any such enhancement or upgrade and will consult with GTE in determining the date, time and expected duration of any such interruption, interference or impairment.

7.2 GTE shall have the right to acquire the IRU in the Capacity in Tranches 2, 3, 4 and (if applicable) 5 pursuant to clause 1.1 whether or not FA-1 upgrades the capacity of the System in accordance with clause 7.1.

8.       SYSTEM DECOMMISSIONING

         The System shall be decommissioned at such time, no earlier than 15 years and no later than 25 years from the Initial RFS Date, as either FA-1 or the holders of three quarters of the then activated capacity on the System determine that the System is technically obsolete or has reached the end of its useful economic life. There shall be no compensation payable to GTE whether GTE voted for or against decommissioning. This provision is without prejudice to the rights of FA-1 to decommission the System without any liability to GTE whatsoever, in the event of a Force Majeure Event which makes it impossible to maintain the business efficacy of the System. FA-1 will notify GTE of the possibility of any such decommissioning of the System by FA-1 and give due consideration to GTE's position and concerns regarding such possible decommissioning when considering whether to decommission the System.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1      GTE represents and warrants to FA-1 as follows:

         9.1.1 GTE is duly established and in good standing under the laws of Delaware and has full power and authority to enter into this Agreement.

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         9.1.2    This Agreement constitutes the legal, valid and binding
                  obligation of GTE, enforceable against GTE in accordance with its terms.

         9.1.3 GTE has obtained or will obtain all necessary consents, licenses, permits and other approvals, both governmental and private, as may be necessary to permit GTE to perform its obligations under this Agreement and to acquire and use the Capacity.

         9.1.4 GTE shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner.

9.2      FA-1 represents and warrants to GTE as follows:

         9.2.1 It is duly established and in good standing under the laws of the country of its incorporation and has full power and authority to enter into this Agreement.

         9.2.2 This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

         9.2.3 FA-1 shall perform its obligations under this Agreement and construct, acquire, provide, sell, operate, and maintain the System and Capacity in a manner consistent with applicable law.

         9.2.4 No interruption or impairment of GTE's use of the Capacity will be as a result of the System failing to comply with the "Year 2000 Criteria" provided below.

                  "Year 2000 Criteria" means the System and its components accurately processes date/time data from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000.

9.3 FA-1 will, to the extent applicable, comply with the Government Requirements set forth in Schedule 8 in the performance of this Agreement. Reference to "Seller" in Schedule 8 shall be deemed to be references to FA-1.

9.4 FA-1 will use commercially reasonable efforts to obtain all necessary consents, licenses and permits and other approvals, both governmental and private, as may be necessary to permit FA-1 to perform its obligations under this Agreement and to construct, acquire, operate, provide, sell, operate and maintain the System and Capacity.

9.5 Except as provided above, FA-1 disclaims, and GTE waives, all representations and warranties regarding the Capacity, including any warranty of merchantability or fitness for a particular use, and in particular, without limiting the foregoing FA-1 does not warrant that the Capacity will be uninterrupted or error free or that the Capacity will meet GTE's requirements for the equipment to be deployed by GTE in connection with the Capacity or services to be offered by GTE utilising this equipment.

10.      FORCE MAJEURE

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         "Force Majeure Event" means fire, strike, embargo, any requirement imposed by government regulation, civil or military authorities, act of God or by the public enemy, or other cause beyond a Party's reasonable control. Default of any of FA-1's subcontractors or suppliers shall not constitute a Force Majeure Event unless such default arises out of causes beyond the reasonable control of both FA-1 and its subcontractors or suppliers and without the fault or negligence of either of them. No failure or omission by any Party to carry out or observe any of the terms and conditions of this Agreement (other than payment obligations) shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from a Force Majeure Event.

11.      CONFIDENTIALITY

         Other than in connection with an assignment permitted under clause 13, or if it is required by applicable law in connection with the enforcement of this Agreement, or as required under subpoena or rule of order of a court or other governmental body of competent jurisdiction, neither FA-1 nor GTE shall disclose the terms of this Agreement to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, GTE may disclose this Agreement to persons with whom it or its affiliates propose to merge, including, but not limited to, GTE Corporation and its affiliates, and/or to any GTE affiliate provided such affiliate is bound by these obligations of confidentiality. In the event of a demand to disclose the Agreement under such rule, order, or subpoena, the Party subject to such demand shall where possible give prompt notice to the other Parties in advance of disclosure to permit the other parties to seek reasonable protective arrangements. Without limiting the generality of the foregoing, neither FA-1 nor GTE shall issue any press release or otherwise publicise the existence or the terms of this Agreement without the prior written consent of the other Party.

12.      NO LICENCE

         Nothing in this Agreement shall or shall be deemed to give rise to any right on the part of any Party to use any other Party's Intellectual Property. For the purposes of this clause "Intellectual Property" means any and all patents, trade marks, rights in designs, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world, and a Party's Intellectual Property means Intellectual Property owned by or licensed to that Party together with the goodwill relating thereto.

13.      ASSIGNMENT

13.1 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, except for the assignment of FA-1's rights (but not FA-1's obligations) under this Agreement to one or more financial institutions, lenders, creditors and export credit agencies as collateral security for financing provided to FA-1 or in connection with a sale of receivables by FA-1, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or

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         transferred by any of the Parties hereto without the prior written consent of the other Parties, and any attempted assignment or transfer in violation of this clause shall be void. Notwithstanding the foregoing, GTE may assign its rights, duties and obligations under this Agreement upon notice to FA-1, but without FA-1's prior consent, to GTE Affiliates or to any transferee of or successor to all or substantially all of the business assets of GTE, provided:

         13.1.1 the Affiliate, transferee or successor agrees to be bound by all terms and conditions of this Agreement; and

         13.1.2 the Affiliate, transferee or successor is authorised or permitted under the laws and regulations of its country to acquire and use the Capacity.

         For the purposes of this clause, an "Affiliate" shall mean any other entity that controls, is controlled by or is under common control with GTE.

13.2 FLAG Atlantic Limited and FLAG Atlantic USA Limited may use subcontractors or agents to fulfil their obligations hereunder.

14.      ENTIRE AGREEMENT

         This Agreement constitutes the whole agreement between the Parties and supersedes any previous or contemporaneous agreements, arrangements or understandings between them, oral or written, relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them, whether written or oral, relating to the subject matter hereof, save as expressly set out in this Agreement.

15.      VARIATION

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

16.      HEADINGS

         The Clause headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Clause.

17.      SEVERABILITY

         If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

18.      WAIVER

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18.1     Failure by a Party at any time to enforce any of the provisions of this
         Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it and no waiver of a breach of this Agreement shall constitute a waiver of any subsequent breach.

18.2 Termination of this Agreement shall not operate as a waiver of any breach by a Party of any of the provisions hereof and shall be without prejudice to any rights or remedies of a Party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

18.3 No waiver of a breach of this Agreement shall be effective unless given in writing.

19.      NOTICE

19.1 Any notice, request, demand or other communication required or permitted hereunder shall be sufficiently given if in writing in English and delivered by hand or sent by prepaid registered or certified mail (airmail if international), by facsimile or by prepaid international courier service of international reputation addressed to the appropriate Party at the following address or to such address as such Party may from time to time designate in writing by notice sent in accordance with this clause:

         If to GTE:

         GTE Global Networks Incorporated
         5221 N. O'Connor Boulevard
         East Tower
         Irving
         Texas 75039
         Attention:  AVP Product Market Management

         With copies to:

         GTE Global Networks Incorporated
         1411 Greenway Drive
         Irving
         Texas 75038
         Attention:  Contract Management

         If to FA-1:

         FLAG Atlantic Limited
         The Emporium Building
         69 Front Street
         4th Floor
         Hamilton HM 12
         Bermuda

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         Attention: Co-chairmen
         Tel:  +1-441-296-0909
         Fax: +1-441-296-0938

         With a copy to:

         FLAG Telecom Limited
         103 Mount Street - 3rd Floor
         London  W1Y 5HE

         U.K.

         Attention:  General Counsel
         Tel:  +44-171-317-0800
         Fax: +44-171-317-0808

         With a copy to:

         GTS Carrier Services
         Terhulpsesteenweg 6A
         Hoeilaart 1560
         Belgium

         Attention:  General Counsel
         Tel:  +322-658-5200
         Fax: +322-658-5100

19.2 GTE acknowledges that all communications in connection with this Agreement shall be between GTE and FLAG Atlantic Limited. For this purpose, FLAG Atlantic USA Limited hereby appoints FLAG Atlantic Limited as its agent to receive and send all communications in connection with this Agreement.

19.3 Any notice, request, demand or other communication given or made pursuant to this clause shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof, and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.

20.      LIABILITY

20.1     ***

20.2 Notwithstanding any other provision in this Agreement to the contrary, no Party shall be liable to any other Party for any indirect, special, punitive or consequential damages (including, but not limited to, any loss of profit or business or claim from any customer for loss of services)

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

         arising out of this Agreement or from any breach of any of the terms and conditions of this Agreement.

20.3     ***

21.      COUNTERPARTS

         This Agreement may be executed in counterparts. Any single counterpart or set of counterparts signed, in either case, by all the Parties hereto shall constitute a full and original agreement for all purposes.

22.      WAIVER OF IMMUNITY

         The Parties acknowledge that this Agreement is commercial in nature, and the Parties expressly and irrevocably waive any claim or right which they may have to immunity (whether sovereign immunity or otherwise) for themselves or with respect to any of their assets in connection with an arbitration, arbitral award or other proceedings to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of their assets from pre- or post-judgement attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

23.      FA-1 FINANCIAL CLOSURE

23.1 The obligation of GTE to pay the Purchase Price (or any instalment thereof) and the obligation of FA-1 to provide the Capacity is conditional upon the occurrence of FA-1 Financial Closure.

23.2 If FA-1 Financial Closure has not occurred by 31 October 1999, then this Agreement shall terminate (with the exception of clauses 11, 20, 22 and 24 which shall survive termination).

23.3 For the purposes of this Agreement, "FA-1 Financial Closure" shall be deemed to take place on the date when FA-1 and its shareholders have put in place arrangements satisfactory to them for the financing of the construction of the System.

24.      GOVERNING LAW AND DISPUTE RESOLUTION

24.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York, United States of America, without regard to the law of New York governing conflicts of law.

24.2 Except as otherwise provided herein, any dispute or controversy arising under or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such Rules. The place of arbitration shall be London. The arbitration shall be conducted in English. The decision and award resulting from such arbitration shall be final and binding on the Parties. Judgement upon the arbitration award may be rendered by any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

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

         Insofar as permissible under the applicable laws, the Parties hereby waive all rights to object to any action for judgement or execution which may be brought before a court of competent jurisdiction on an arbitration award or on a judgement rendered thereon.

25.      NON-EXCLUSIVE MARKET RIGHTS

         It is expressly understood and agreed that this Agreement does not grant to FA-1 an exclusive privilege to sell or otherwise provide to GTE any or all products and services of the type described in this Agreement. It is, therefore, understood that GTE may contract with other suppliers for the procurement of comparable products and services.

26.      AFFILIATE PURCHASES

         Affiliates (which shall have the same meaning as that term is given in clause 13.1) designated by GTE may acquire the Capacity in place of GTE by issuing an order to FA-1 that incorporates this Agreement by reference. Such Affiliates that order Capacity shall be entitled to all the rights, and subject to all the obligations, of GTE under this Agreement and as to orders by such Affiliates, references in this Agreement to GTE shall be deemed to be references to such Affiliates.

27.      SURVIVAL

         Clauses 11, 20, 22 and 24 and any rights of a Party which have accrued prior to the cancellation, termination, or expiration of this Agreement shall survive such cancellation, termination, or expiration.

28.      ***

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29.      CUSTOMER INPUT

         Following the Initial RFS Data, FA-1 shall collect views from its customers on operation and maintenance (including assignment and routing of capacity) of the System through such means as FA-1 shall consider appropriate, including by way of periodic conference calls with a representative sampling of such customers.

IN WITNESS WHEREOF, FA-1 and GTE have each caused this Agreement to be signed and delivered by its duly authorised representatives, effective as of the date first set forth above.

FLAG ATLANTIC LIMITED

           /s/ Samih Kawar
BY ________________________
Name:      Samih Kawar
Title:     Director

FLAG ATLANTIC USA LIMITED

           /s/ James E. Shields                           /s/ Larry F. Bautista
BY ________________________                      BY ________________________
Name:      James E. Shields                      Name:     Larry F. Bautista
Title:     Authorised Signatory                  Title:    Authorised Signatory

GTE INTELLIGENT NETWORK SERVICES INCORPORATED

           /s/ Steven H. Blumenthal
By __________________________
Name:      Steven H. Blumenthal
Title:     Vice President, Engineering GTEI

GTE GLOBAL NETWORKS INCORPORATED

           /s/ Mark P. Hileman
By __________________________
Name:      Mark P. Hileman
Title:     Assistant Secretary-GNI

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